Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Vector and Rocket Lab adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Defined terms included below and not otherwise defined herein have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) to which this is an Exhibit. The historical financial information of Vector was derived from the unaudited financial statements of Vector as of and for the six months ended June 30, 2021, and the audited financial statements of Vector as of December 31, 2020 and for the period from July 28, 2020 (inception) through December 31, 2020 included elsewhere in this Form 8-K or in the final proxy statement/prospectus, dated July 21, 2021 (the “Proxy Statement/Prospectus”). The historical financial information of Rocket Lab was derived from the unaudited financial statements of Rocket Lab as of and for the six months ended June 30, 2021, and the audited financial statements of Rocket Lab as of and for the year ended December 31, 2020, included elsewhere in this Form 8-K or in the Proxy Statement/Prospectus. This information should be read together with Vector’s and Rocket Lab’s unaudited and audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vector,” and “Rocket Lab’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Proxy Statement/Prospectus, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-Q for the quarter ended June 30, 2021 filed by Vector and other financial information included elsewhere in this Form 8-K or in the Proxy Statement/Prospectus.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Vector will be treated as the “accounting acquiree” and Rocket Lab as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Rocket Lab issuing shares for the net assets of Vector, followed by a recapitalization. The consolidated assets, liabilities, and results of operations of Rocket Lab will become the historical financial statements of the surviving corporation, and Vector’s assets, liabilities and results of operations will be consolidated with Rocket Lab beginning on the acquisition date. Accordingly, for accounting purposes, the financials statements of the combined entity will represent a continuation of the financial statements of Rocket Lab, and the net assets of Vector will be stated at historical cost, with no goodwill or other intangible assets recorded. This determination was primarily based on the following:

•	Rocket Lab stockholders considered in the aggregate have a majority interest of voting power in the combined entity;

•	Members of Rocket Lab’s board of directors comprise five of the six members of the combined company’s board of directors as of the closing of the Business Combination;

•	Rocket Lab’s senior management continue to compose the senior management of the combined company;

•	The relative size and valuation of Rocket Lab compared to Vector; and

•	Rocket Lab’s business comprises the ongoing operations of the combined company.

The unaudited pro forma condensed combined balance sheet of June 30, 2021 combines the unaudited condensed consolidated balance sheet of Rocket Lab as of June 30, 2021 with the unaudited balance sheet of Vector as of June 30, 2021, giving effect to the Business Combination and related transactions, summarized below, as if they had been consummated on that date. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the unaudited condensed statement of operations for Rocket Lab for the six months ended June 30, 2021 with the unaudited statement of operations of Vector for the six months ended June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited condensed statement of operations for Rocket Lab for the year ended December 31, 2020 with the audited statement of operations of Vector for the period from July 8, 2020 (inception) through December 31, 2020. The unaudited pro forma combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give effect to the Business Combination and related transactions as if they had occurred on January 1, 2020. Rocket Lab and Vector have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The Business Combination and Related Transactions

On March 1, 2021, Vector Acquisition Corporation, a Cayman Islands exempted company (“Vector”), entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 thereto, dated May 7, 2021 and Amendment No. 2 thereto, dated June 25, 2021 (the “Merger Agreement”), by and among Vector, Rocket Lab USA, Inc., a Delaware corporation (“Rocket Lab”), and Prestige USA Merger Sub, a Delaware corporation and wholly-owned subsidiary of Rocket Lab (“Merger Sub”).

In accordance with the terms and subject to the conditions of the Merger Agreement, (A) immediately prior to the Business Combination (i) each of the outstanding shares of common stock and preferred stock of Rocket Lab was converted into a number of shares of Rocket Lab Common Stock equal to the Exchange Ratio, which was determined on the basis of an implied Rocket Lab fully diluted equity value of $4.00 billion and the Implied Vector Share Price, and (ii) corresponding adjustments were made to all outstanding restricted stock units, warrants, options and other rights to acquire Rocket Lab stock to reflect such conversion, including adjustments to the number of shares and, if applicable, purchase price per share of the shares subject to such restricted stock units, warrants, options and other rights, (B) Vector changed its jurisdiction of organization to Delaware (the “Domestication”), (C) following such Domestication Merger Sub merged with and into Vector Delaware and Vector Delaware became a wholly owned subsidiary of Rocket Lab (the “First Merger”), and at the effective time of the First Merger, (i) each issued and outstanding share of Vector Delaware common stock was converted into a right to receive, on a one-for-one basis, one share of Rocket Lab Common Stock; (ii) each issued and outstanding Vector Delaware warrant was converted into a right to receive, on a one-for-one basis, one warrant to purchase one share of Rocket Lab Common Stock; and (iii) each then issued and outstanding Vector Delaware unit was converted into a right to receive, on a one-for-one basis, one unit of Rocket Lab, and (D) Rocket Lab merged with and into Vector Delaware, with Vector Delaware surviving the merger (the “Second Merger”), and at the effective time of the Second Merger, (i) each outstanding share of Rocket Lab Common Stock was converted into a right to receive, on a one-for-one basis, one share of New Rocket Lab Common Stock, (ii) each restricted stock unit (whether vested or unvested) relating to a share of Rocket Lab Common Stock was converted, on a one-for-one basis, into a restricted stock unit relating to a share of New Rocket Lab Common Stock, (iii) each outstanding option (whether vested or unvested) and warrant to purchase Rocket Lab Common Stock was converted, on a one-for-one basis, into an option or warrant, as applicable, to purchase a share of New Rocket Lab Common Stock at the same per share price and (iv) each other outstanding right to acquire a share of Rocket Lab Common Stock was converted, on a one-for-one basis, into a right to acquire a share of New Rocket Lab Common Stock (the “Business Combination”).

Concurrently with the execution of the Merger Agreement, Vector entered into the Subscription Agreements with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Vector agreed to issue and sell to such investors, an aggregate of 46,700,000 shares of New Rocket Lab Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $467.0 million, on the terms and subject to the conditions set forth in the Subscription Agreements (the “PIPE Financing”).

The closing of the PIPE Financing occurred substantially concurrently with the consummation of the Business Combination. Pursuant to the Subscription Agreements, the investors in the PIPE Financing were granted certain customary registration rights.

The unaudited pro forma condensed combined statement of operations and the unaudited pro forma condensed combined balance sheet give effect to the Business Combination and related transactions, summarized below:

•	the consummation of the Business Combination and reclassification of cash held in Vector’s trust account to cash and cash equivalents, net of redemptions (see below);

•	the consummation of the PIPE Financing;

•

additional compensation expense associated with the vesting of Rocket Lab’s restricted stock units in connection with the Business Combination as a result of the satisfaction of the performance condition becoming probable;

•	the payment of deferred offering and transaction costs incurred by both Vector and Rocket Lab; and

•	the repurchase of $40 million Rocket Lab Common Stock from certain members of Rocket Lab management in connection with the Business Combination, resulting in compensation expense.

The terms of the Business Combination also include an earnout provision pursuant to which certain additional contingent consideration in the form of shares of New Rocket Lab Common Stock will be payable to the Rocket Lab Holders if the closing price of New Rocket Lab Common Stock is equal to or greater than $20.00 for a period of at least 20 trading days out of 30 consecutive trading days during the period commencing on the 90th day following the Closing and ending on the 180th day following the Closing. In evaluating the accounting treatment for the earnout, we have concluded that the earnout is not a liability under ASC 480, Distinguishing Liabilities from Equity, is not subject to the accounting guidance under ASC 718, Compensation—Stock Compensation, and that the earnout is not subject to derivative accounting under ASC 815, Derivative and Hedging. As such, the Company will recognize the earnout in equity at fair value upon the closing of the merger by crediting additional paid-in-capital for the fair value of the earnout and record a corresponding deemed dividend to additional paid-in-capital for a corresponding amount. Because the impact of the earnout has no net impact to equity, the unaudited pro forma condensed combined financial information does not reflect earnout consideration effects.

The unaudited pro forma condensed combined financial information reflects the redemption of 968,617 Vector Class A ordinary shares for an aggregate payment of $9,686,170, based on a stock price of approximately $10 per share.

Immediately after giving effect to the Business Combination and the PIPE Financing, the following were outstanding: (i) 447,919,591 shares of New Rocket Lab Common Stock, consisting of (a) 362,188,208 shares of New Rocket Lab Common Stock issued to holders of Rocket Lab common stock immediately prior to the First Effective Time, (b) 31,031,383 shares issued to the holders of Vector’s Class A ordinary shares prior to the Domestication, which reflects the redemption of 968,617 Class A ordinary shares with respect to which holders exercised their redemption right, (c) 8,000,000 shares issued to the holders of Vector’s Class B ordinary shares prior to the Domestication, and (d) 46,700,000 shares of New Rocket Lab Common Stock issued in the PIPE Financing; (ii) warrants to purchase 16,266,666 shares of New Rocket Lab Common Stock at an exercise price of $11.50 per share issued upon conversion of the outstanding Vector warrants prior to the Business Combination; (iii) warrants to purchase 891,380 shares of New Rocket Lab Common Stock attributable to Rocket Lab warrants prior to the Business Combination, which had a weighted average exercise price of approximately $0.29 per share, (iv) options to purchase 17,961,673 shares of New Rocket Lab Common Stock attributable to Rocket Lab options prior to the Business Combination, which had a weighted average exercise price of $1.04 per share and 14,253,283 of which were vested, (v) 14,903,639 restricted stock units attributable to restricted stock units of Rocket Lab prior to the Business Combination, including 4,065,304 with respect to which the time-based vesting conditions had been satisfied and (vi) an earnout obligation of Rocket Lab prior to the Business Combination pursuant to which New Rocket Lab may be required to issue up to 1,915,356 shares of New Rocket Lab Common Stock. In addition, the Earnout Shares may become issuable in the future as described above.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The unaudited condensed combined pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands, except share and per share data)

	As of June 30, 2021				As of June 30, 2021
	Rocket Lab USA, Inc. (Historical)	Vector Acquisition Corporation (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	107,931	45	320,015	3A	797,882
			(9,686)	3B
			467,000	3D
			(47,423)	3G
			(40,000)	3J

Accounts receivable, net	22,355				22,355
Contract assets	843				843
Inventories	31,516				31,516
Prepaids and other current assets	4,925	284			5,209

Total current assets	167,570	329			857,805
NON-CURRENT ASSETS:
Property, plant and equipment, net	51,220				51,220
Intangible assets, net	10,689				10,689
Goodwill	3,277				3,277
Right-of-use assets - operating leases	25,712				25,712
Restricted cash	1,110				1,110
Deferred tax assets	2,935				2,935
Deferred transaction costs	3,395		(3,395)	3G	—
Investment held in Trust Account		320,015	(320,015)	3A	—

TOTAL ASSETS	265,908	320,344			952,748

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Trade payables	3,620				3,620
Accrued expenses	5,026	2,390	(1,096)	3G	6,320
Employee benefits payable	5,238				5,238
Contract liabilities	31,138				31,138
Other current liabilities	6,832				6,832

Total current liabilities	51,854	2,390			53,148
NON-CURRENT LIABILITIES:
Long-term borrowings, excluding current instalments	98,827				98,827
Non-current lease liabilities	25,916				25,916
Other non-current liabilities	9,381	11,200	(11,200)	3G	4
			(9,377)	3I
Warrant liabilities		46,116			46,116

Total liabilities	185,978	59,706			224,011

Redeemable Convertible Series A Preferred stock, $0.0001 par value; 6,898,281 shares authorized, issued and outstanding as of June 30, 2021	5,500		(5,500)	3E	—
Redeemable Convertible Series B Preferred stock, $0.0001 par value; 11,987,187 shares authorized, 11,953,413 shares issued and outstanding as of June 30, 2021	21,503		(21,503)	3E	—
Redeemable Convertible Series C Preferred stock, $0.0001 par value; 4,900,204 shares authorized, 4,887,114 shares issued and outstanding as of June 30, 2021	16,471		(16,471)	3E	—
Redeemable Convertible Series D Preferred stock, $0.0001 par value; 2,650,450 shares authorized, 2,573,252 issued and outstanding as of June 30, 2021	73,364		(73,364)	3E	—
Redeemable Convertible Series E Preferred stock, $0.0001 par value; 4,368,313 shares authorized, issued and outstanding as of June 30, 2021	137,622		(137,622)	3E	—
Redeemable Convertible Series E-1 Preferred stock, $0.0001 par value; 650,140 shares authorized, issued and outstanding as of June 30, 2021	20,500		(20,500)	3E	—
Class A ordinary shares subject to possible redemption, 32,000,000 shares at June 30, 2021 (at $10.00 per share)		320,000	(9,686)	3B	—
			(310,314)	3C

STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 46,000,000 shares authorized; 8,740,022 shares issued and outstanding as of June 30, 2021	—		27	3E	28
			1	3F
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,000,000 shares issued and outstanding at June 30, 2021		1	(1)	3F	—
Additional paid-in-capital	23,079	—	310,314	3C	971,888
			467,000	3D
			274,933	3E
			(59,363)	3F
			(37,933)	3G
			14,900	3H
			9,377	3I
			(30,359)	3J

Accumulated deficit	(220,238)	(59,363)	59,363	3F	(245,308)
			(529)	3G
			(14,900)	3H
			(9,641)	3J
Accumulated other comprehensive loss	2,129				2,129

Total stockholders’ equity	(195,030)	(59,362)			728,737

TOTAL LIABILITIES AND MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	265,908	320,344			952,748

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2021			Six Months Ended June 30, 2021
	Rocket Lab USA, Inc. (Historical)	Vector Acquisition Corporation (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
REVENUES	$29,472				$29,472
COST OF GOODS SOLD	25,598	—	2,544	3DD	28,142

GROSS PROFIT	3,874	—	(2,544)		1,330

OPERATING EXPENSES:
Research and development	15,607		1,814	3DD	17,421
Selling, general and administrative	13,692		1,936	3DD	15,628
Formation and operating costs		3,076			3,076

Total operating expenses	29,299	3,076	3,750		36,125

OPERATING LOSS	(25,425)	(3,076)	(6,294)		(34,795)

OTHER INCOME (EXPENSE):
Interest income (expense), net	(402)	10	(10)	3AA	(402)
Loss on foreign exchange	(405)				(405)
Other expense, net	(5,611)	(21,553)	5,126	3CC	(22,038)

Total other income (expense), net	(6,418)	(21,543)	5,116		(22,845)

LOSS BEFORE INCOME TAXES	(31,843)	(24,619)	(1,178)		(57,640)
PROVISION FOR INCOME TAXES	(704)		—	3BB	(704)

NET LOSS	$(32,547)	$(24,619)	$(1,178)		$(58,344)

Net loss per share attributable to Rocket Lab common stockholders - basic and diluted	$(3.74)	$—			$(0.13)
Weighted average shares of Rocket Lab common stock outstanding - basic and diluted	8,708,271				448,476,558
Net loss per share attributable to VACQ Class A ordinary shareholders	$—	$—			$—
Weighted average shares of VACQ Class A ordinary shares outstanding - basic and diluted	—	32,000,000			—
Net loss per share attributable to VACQ Class B ordinary shareholders	$—	$(3.08)			$—
Weighted average shares of VACQ Class B ordinary shares outstanding - basic and diluted	—	8,000,000			—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Year Ended December 31, 2020	Period From July 28, 2020 (Inception) Through December 31, 2020			Year Ended December 31, 2020
	Rocket Lab USA, Inc. (Historical)	Vector Acquisition Corporation (Historical) (As Restated)	Transaction Accounting Adjustments		Pro Forma Combined
REVENUES	$35,160	$—	$—		$35,160
COST OF GOODS SOLD	46,977	—	3,813	3II	50,790

GROSS PROFIT	(11,817)	—	(3,813)		(15,630)

OPERATING EXPENSES:
Research and development	19,142	—	2,063	3II	21,205
Selling, general and administrative	23,993	—	529	3FF	36,893
			2,730	3II
			9,641	3JJ
Operating and formation costs	—	358			358

Total operating expenses	43,135	358	14,963		58,456

OPERATING LOSS	(54,952)	(358)	(18,776)		(74,086)

OTHER INCOME (EXPENSE):
Interest income, net	224	5	(5)	3EE	224
Gain on foreign exchange	2,420	—			2,420
Other income (expense), net	(2,230)	(11,989)	2,417	3HH	(11,802)

Total Other income (expense), net	414	(11,984)	2,412		(9,158)

LOSS BEFORE INCOME TAXES	(54,538)	(12,342)	(16,364)		(83,244)
PROVISION FOR INCOME TAXES	(467)	—	—	3GG	(467)

NET LOSS	$(55,005)	$(12,342)	$(16,364)		$(83,711)

Net loss per share attributable to Rocket Lab common stockholders - basic and diluted	$(6.61)	$—			$(0.19)
Weighted average shares of Rocket Lab common stock outstanding - basic and diluted	8,324,252	—			440,607,388
Net loss per share attributable to VACQ Class A ordinary shareholders	$—	$—			$—
Weighted average shares of VACQ Class A ordinary shares outstanding - basic and diluted	—	31,553,191			—
Net loss per share attributable to VACQ Class B ordinary shareholders	$—	$(1.60)			$—
Weighted average shares of VACQ Class B ordinary shares outstanding - basic and diluted	—	7,732,484			—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except share and per share data)

NOTE 1 — BASIS OF PRESENTATION

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Vector Acquisition Corporation (“Vector”) will be treated as the “accounting acquiree” and Rocket Lab as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Rocket Lab issuing shares for the net assets of Vector, followed by a recapitalization. The net assets of Vector will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Rocket Lab.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and related transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis that Rocket Lab is the acquirer for accounting purposes.

The unaudited pro forma condensed combined financial information reflects the redemption of 968,617 Vector Class A ordinary shares for an aggregate payment of $9,686,170, based on a stock price of approximately $10 per share.

The level of redemptions reflected in the unaudited pro forma condensed combined balance sheet and statement of operations does not reflect adjustments for the outstanding public or private placement warrants issued by Vector as such securities are not exercisable until 30 days after the closing of the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that are believed to be reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that the assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Vector and Rocket Lab.

NOTE 2 — ACCOUNTING POLICIES AND RECLASSIFICATIONS

In connection with the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Vector’s financial statement presentation with that of Rocket Lab.

NOTE 3 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Rocket Lab and Vector have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Rocket Lab’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)	Reflects the reclassification of $320 million held in Vector’s trust account to cash and cash equivalents.

(B)	Reflects the reduction in cash and Vector’s Class A ordinary shares subject to possible redemption in the amount of $9.7 million related to the redemption of the shares.

(C)	Reflects the reclassification of Vector’s remaining Class A ordinary shares subject to possible redemption into permanent equity.

(D)	Reflects cash proceeds from the concurrent PIPE Financing in the amount of $467 million and corresponding offset to additional paid-in-capital.

(E)	Reflects the conversion of the Rocket Lab preferred stock into Rocket Lab Common Stock in accordance with the Merger Agreement.

(F)

Reflects the reclassification of Vector’s historical accumulated deficit to additional paid-in capital and the elimination of Vector’s par value of ordinary shares upon consummation of the Business Combination.

(G)

Reflects an adjustment of $47.4 million to reduce cash for estimated unpaid transaction costs expected to be incurred by Vector and Rocket Lab in relation to the Business Combination and PIPE Financing, including advisory, banking, printing, legal and accounting services, which includes the $11.2 million deferred underwriting fee payable by Vector upon completion of the Business Combination and the $1.1 million unpaid portion of Rocket Lab’s deferred transaction costs which total $3.4 million as of June 30, 2021. Approximately $0.5 million is expected to be expensed as part of the Business Combination and recorded in accumulated deficit, and the remaining $46.9 million was determined to be equity issuance costs and offset to additional paid-in capital.

(H)

Reflects the recognition of $14.9 million of incremental stock-based compensation expense associated with the performance-based restricted stock units issued by Rocket Lab in 2019 through 2021, which contain both a time-based service vesting condition (generally satisfied over a period of 4 years as the employees provide service) and a performance-based vesting condition (expected to be satisfied following the completion of the Business Combination), both of which must be satisfied before the restricted stock units will be deemed vested. No expense was recognized in the historical results as the satisfaction of the performance-based vesting condition was not considered probable.

(I)	Reflects the conversion of Rocket Lab preferred stock warrants to warrants to purchase New Rocket Lab Common Stock, resulting in a reclassification from liability to additional paid-in-capital.

(J)

Reflects the repurchase of $40 million of Rocket Lab Common Stock and options to purchase Rocket Lab Common Stock from certain members of Rocket Lab management in connection with the Business Combination. Of the total repurchase amount of $40 million, $10 million was used to purchase shares and options earned by employees through share-based compensation and will result in incremental compensation expense of $9.6 million.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

(AA)	Elimination of interest income and unrealized gain on the trust account.

(BB)

The net effect of all adjustments impacting the pro forma statement of operations results in an income tax benefit of approximately $0.3 million based on the application of a blended statutory tax rate of 25%. However, an income tax benefit has not been reflected because of negative evidence in the form of cumulative losses, resulting in a full valuation allowance being applied to reduce the pro forma income tax benefits.

(CC)

Reflects the elimination of the $5.1 million of expense associated with the remeasurement of the Rocket Lab preferred stock warrants to fair value during the six months ended June 30, 2021, as the warrants have become equity-classified warrants to purchase common stock upon consummation of the Business Combination and will not require remeasurement.

(DD)

Reflects the recognition of $6.3 million stock-based compensation expense associated with the performance-based restricted stock units issued by Rocket Lab in 2019 through 2021, which contain both a time-based service vesting condition (generally satisfied over a period of 4 years as the employees provide service) and a performance-based vesting condition (expected to be satisfied following the completion of the Business Combination), both of which must be satisfied before the restricted stock units will be deemed vested. No expense was recognized in the historical results as the satisfaction of the performance-based vesting condition was not considered probable.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(EE)	Elimination of interest income and unrealized gain on the trust account.

(FF)

Reflects the estimated transaction costs to be expensed of $0.5 million as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(GG)

The net effect of all adjustments impacting the pro forma statement of operations results in an income tax benefit of approximately $4.1 million based on the application of a blended statutory tax rate of 25%. However, an income tax benefit has not been reflected because of negative evidence in the form of cumulative losses, resulting in a full valuation allowance being applied to reduce the pro forma income tax benefits.

(HH)

Reflects the elimination of the $2.4 million of expense associated with the remeasurement of the Rocket Lab preferred stock warrants to fair value during the year ended December 31, 2020, as the warrants have become equity-classified warrants to purchase common stock upon consummation of the Business Combination and will not require remeasurement.

(II)

Reflects the recognition of $8.6 million stock-based compensation expense associated with the performance-based restricted stock units issued by Rocket Lab in 2019 and 2020, which contain both a time-based service vesting condition (generally satisfied over a period of 4 years as the employees provide service) and a performance-based vesting condition (expected to be satisfied following the completion of the Business Combination), both of which must be satisfied before the restricted stock units will be deemed vested. No expense was recognized in the historical results as the satisfaction of the performance-based vesting condition was not considered probable.

(JJ)

Reflects the recognition of $9.6 million stock-based compensation expense associated with the repurchase of Rocket Lab Common Stock and options to purchase Rocket Lab Common Stock from certain members of management in connection with the Business Combination. The common stock and options that were repurchased were obtained through share-based compensation arrangements.

NOTE 4 — EARNINGS PER SHARE

Represents the net earnings per share calculated using the historical weighted average Rocket Lab outstanding shares and the issuance of additional shares in connection with the Business Combination and PIPE Financing, assuming the shares were outstanding since January l, 2020. As the Business Combination and PIPE Financing are being reflected as if they had occurred at the beginning of the first period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and PIPE Financing have been outstanding for the entire periods presented.

Six months ended June 30, 2021

Numerator
Net loss (in thousands)	$(58,344)

Denominator
Former holders of Rocket Lab common and preferred stock (1)	362,745,175
Founder shares	8,000,000
VACQ public stockholders (2)	31,031,383
Third party investors in PIPE investment	46,700,000

Total shares of Rocket Lab common stock outstanding at closing of the Transaction	448,476,558

Net loss per share
Basic and diluted	$(0.13)

Year ended December 31, 2020

Numerator
Net loss (in thousands)	$(83,711)

Denominator
Former holders of Rocket Lab common and preferred stock (1)	354,876,005
Founder shares	8,000,000
VACQ public stockholders (2)	31,031,383
Third party investors in PIPE investment	46,700,000

Total shares of Rocket Lab common stock outstanding at closing of the Transaction	440,607,388

Net loss per share
Basic and diluted	$(0.19)

(1)

Reflects the repurchase by Rocket Lab of 3.5 million shares of Rocket Lab Common Stock and 0.6 million options to purchase Rocket Lab Common Stock held by certain members of management for $40.0 million, based on a Rocket Lab Common Stock value of $10 per share.

(2)	This presentation reflects the redemption of 968,617 Vector Class A ordinary shares for an aggregate redemption payment of $9.7 million.